POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY
CONSTITUTES AND APPOINTS EACH OF DON P. DUFFY, MICHAEL A.
KRAHELSKI AND GERALD A. WILKINS, SIGNING SINGLY, THE
UNDERSIGNED'S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

     (1)  execute for and on behalf. of the undersigned, in
the undersigned's capacity as an officer and/or director of
ONYX ACCEPTANCE CORPORATION (the "Company"), Forms 3, 4, and
5 (including amendments thereto) with respect to securities
of the Company in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder
(the "Exchange Act"):

     (2)  do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such form 3, 4, or 5 (or amendment thereto), and timely file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and

     (3)  take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such  attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-
in-fact may approve in such attorney-in-fact's discretion.

          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, and that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act. The undersigned further acknowledges that this Power of
Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 18th day of February 2004

                        /s/  C. THOMAS MEYERS
                        -----------------------------------
                        C. Thomas Meyers, Director